Exhibit 99.1

Jamf Announces Fourth Quarter and Fiscal Year 2021 Financial Results
•Q4 total revenue year-over-year growth of 36% to $103.8 million; fiscal year total revenue growth of 36% to $366.4 million
•ARR year-over-year growth of 45% to $412.5 million as of December 31, 2021
•Cash flow provided by operations of $65.2 million for the fiscal year ended December 31, 2021; Unlevered free cash flow of $66.4 million for the fiscal year ended December 31, 2021, or 18% of total revenue
MINNEAPOLIS, MN – March 1, 2022 – Jamf (NASDAQ: JAMF), the standard in Apple Enterprise Management, today announced financial results for its fourth quarter and fiscal year ended December 31, 2021.
Fourth Quarter 2021 Financial Highlights
•ARR: ARR increase of 45% year-over-year to $412.5 million as of December 31, 2021.
•Revenue: Total revenue of $103.8 million, an increase of 36% year-over-year.
•Gross Profit: GAAP gross profit of $76.5 million, or 74% of total revenue, compared to $59.1 million in the fourth quarter of 2020. Non-GAAP Gross Profit of $83.4 million, or 80% of total revenue, compared to $62.2 million in the fourth quarter of 2020.
•Operating Loss/Income: GAAP operating loss of $26.1 million, compared to GAAP operating loss of $13.1 million in the fourth quarter of 2020. Non-GAAP Operating Income of $2.9 million, or 3% of total revenue, compared to $1.8 million in the fourth quarter of 2020.
Fiscal Year 2021 Financial Highlights
•Revenue: Total revenue of $366.4 million, an increase of 36% year-over-year.
•Gross Profit: GAAP gross profit of $276.0 million, or 75% of total revenue, compared to $208.1 million in fiscal year 2020. Non-GAAP Gross Profit of $296.6 million, or 81% of total revenue, compared to $219.7 million in fiscal year 2020.
•Operating Loss/Income: GAAP operating loss of $76.2 million, compared to GAAP operating loss of $17.5 million in fiscal year 2020. Non-GAAP Operating Income of $20.5 million, or 6% of total revenue, compared to $27.5 million for fiscal year 2020.
•Cash Flow: Cash flow provided by operations of $65.2 million for the fiscal year ended December 31, 2021, compared to $52.8 million for the fiscal year ended December 31, 2020. Unlevered free cash flow of $66.4 million for the fiscal year ended December 31, 2021, or 18% of total revenue, compared to $66.3 million for the fiscal year ended December 31, 2020.

A reconciliation between historical GAAP and non-GAAP information is contained in the tables below and the section titled “Non-GAAP Financial Measures” below contains descriptions of these reconciliations.
“2021 represented a pivotal year for Jamf as we expanded and strengthened our platform, completed our largest acquisition to date, closed the three largest customer contracts in our history, and added a record number of devices to our platform, all while completing our first full fiscal year as a public company and consistently delivering strong financial results,” said Dean Hager, CEO of Jamf. “As we enter 2022, we’re well-positioned to continue delivering for our customers, employees and investors as we help drive expansion of Apple in the enterprise.”

Recent Business Highlights
•Added a record number of devices in fiscal year 2021, over six million, to end the fiscal year with more than 26.6 million devices on our platform.
•Ended fiscal year 2021 serving more than 60,000 customers, representing an increase of over 13,000 customers for the fiscal year.
•Announced success with our new line of security-focused products for commercial organizations, with approximately 8,000 commercial customers running Jamf Connect, Jamf Private Access, Jamf Protect, Jamf Threat Defense, or Jamf Data Policy on millions of devices.
•Helped customers deploy approximately one million Macs powered by the M1 family of chips in the first year of availability.
•Announced we now empower more than 36 million students via one-to-one and shared Apple devices across more than 32,000 schools around the globe with key functionality to facilitate technology-enabled active learning.
•Appointed John Strosahl to president and chief operating officer and Beth Tschida to chief technology officer, as Jamf continues to build a world-class team to further its mission of helping organizations succeed with Apple.
•Ranked #75 in the 2021 Best Workplaces for ParentsTM by Great Place to Work®.
Financial Outlook
For the first quarter of 2022, Jamf currently expects:
•Total revenue of $104.5 to $106.5 million
•Non-GAAP Operating Income of $1.0 to $2.0 million
For the full year 2022, Jamf currently expects:
•Total revenue of $466.0 to $472.0 million
•Non-GAAP Operating Income of $18.0 to $22.0 million
To assist with modeling, for the first quarter of 2022 and full year 2022, amortization is expected to be approximately $12.2 million and $47.6 million, respectively. In addition, for the first quarter of 2022 and full year 2022, stock-based compensation and related payroll taxes is expected to be approximately $16.9 million and $114.2 million, respectively.
Jamf is unable to provide a quantitative reconciliation of forward-looking guidance of Non-GAAP Operating Income to GAAP operating income (loss) because certain items are out of Jamf’s control or cannot be reasonably predicted. Historically, these items have included, but are not limited to, acquisition-related expenses and acquisition-related earn-out, offering costs, amortization and stock-based compensation and related payroll taxes. Accordingly, a reconciliation for forward-looking Non-GAAP Operating Income is not available without unreasonable effort. These items are uncertain, depend on various factors, and could result in projected GAAP operating income (loss) being materially less than is indicated by currently estimated Non-GAAP Operating Income.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Webcast and Conference Call Information
Jamf will host a conference call and live webcast for analysts and investors at 3:30 p.m. Central Time (4:30 p.m. Eastern Time) on March 1, 2022. Parties in the United States and Canada can access the call by dialing +1 (833) 519-1319, and international parties can access the call by dialing +1 (914) 800-3885.

The live webcast of Jamf’s earnings conference call can be accessed at ir.jamf.com, along with the earnings press release, financial tables, earnings presentation and investor presentation. A telephonic replay of the conference call will be available through March 8, 2022. To access the replay, parties should dial (855) 859-2056, or (404) 537-3406 and enter the passcode 8134528#.

Please note that Jamf uses its https://ir.jamf.com website as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings and public conference calls and webcasts.

Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we believe the non-GAAP measures of Non-GAAP Operating Expenses, Non-GAAP Gross Profit, Non-GAAP Gross Profit Margin, Non-GAAP Operating Income (Loss), Non-GAAP Operating Income (Loss) Margin, Non-GAAP Net Income (Loss), Unlevered Free Cash Flow and Unlevered Free Cash Flow Margin are useful in evaluating our operating performance. Certain of these non-GAAP measures exclude stock-based compensation, amortization expense, acquisition-related expenses, acquisition-related earnout, offering costs, foreign currency transaction loss, payroll taxes related to stock-based compensation, legal settlement, loss on extinguishment of debt, amortization of debt issuance costs and discrete tax items. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in our financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by our management about which expenses are excluded or included in determining these non-GAAP financial measures. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. Jamf strongly encourages investors to review our consolidated financial statements included in publicly filed reports in their entirety and not rely solely on any single financial measurement or communication.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and market positioning. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, among others: statements regarding our future financial and operating performance (including our financial outlook for future reporting periods); the impact on our operations and financial condition from the effects of the current COVID-19 pandemic; the potential impact of customer dissatisfaction with Apple or other negative events affecting Apple services and devices, and failure of enterprises to adopt Apple products; the potentially adverse impact of changes in features and functionality by Apple on our engineering focus or product development efforts; changes in our continued relationship with Apple; the fact that we are not party to any exclusive agreements or arrangements with Apple; our reliance, in part, on channel partners for the sale and distribution of our products; our ability to successfully develop new products or materially enhance current products through our research and development efforts; our ability to continue to attract new customers; our ability to retain our current customers; our ability to sell additional functionality to our current customers; our ability to correctly estimate market opportunity and forecast market growth; risks associated with failing to continue our recent growth rates; our dependence on one of our products for a substantial portion of our revenue; our ability to scale our business and manage our expenses; our ability to change our pricing models, if necessary to compete successfully; the impact of delays or outages of our cloud services from any disruptions, capacity limitations or interferences of third-party data centers that host our cloud services, including Amazon Web Services; our ability to meet service-level commitments under our subscription agreements; our ability to maintain, enhance and protect our brand; our ability to maintain our corporate culture; the ability of Jamf Nation to thrive and grow as we expand our business; the potential impact of inaccurate, incomplete or misleading content that is posted on Jamf Nation; our ability to offer high-quality support; risks and uncertainties associated with acquisitions and divestitures (such as our recent acquisition of Wandera); our ability to predict and respond to rapidly evolving technological trends and our customers' changing needs; our ability to compete with existing and new companies; the impact of adverse general and industry-specific economic and market conditions; the impact of reductions in IT spending; our ability to attract and retain highly qualified personnel; risks associated with competitive challenges faced by our customers; the impact of our often long and unpredictable sales cycle; the risks associated with sales to new and existing enterprise customers; our ability to develop and expand our marketing and sales capabilities; the risks associated with free trials and other inbound, lead-generation sales strategies; the risks associated with indemnity provisions in our contracts; our management team’s limited experience managing a public company; risks associated with cyber-security events; the impact of real or perceived errors, failures or bugs in our products; the impact of general disruptions to data transmission; risks associated with stringent and changing privacy laws, regulations and standards, and information security policies and contractual obligations related to data privacy and security; the risks associated with intellectual property infringement claims; our reliance on third-party software and intellectual property licenses; our ability to protect our intellectual property and proprietary rights; the risks associated with our use of open source software in our products; and risks associated with our indebtedness.

Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission. Given these factors, as well as other variables that may affect our operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release relate only to events as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About Jamf
Jamf, the standard in Apple Enterprise Management, extends the legendary Apple experience people love to businesses, schools and government organizations through its software and the world’s largest online community of IT admins focused exclusively on Apple, Jamf Nation. To learn more, visit: www.jamf.com.
Investor Contact
Jennifer Gaumond
ir@jamf.com
Media Contact
Rachel Nauen
media@jamf.com

Jamf Holding Corp.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$177,150	$194,868
Trade accounts receivable, net of allowances of $391 and $530	79,143	69,056
Income taxes receivable	608	632
Deferred contract costs	12,904	8,284
Prepaid expenses	17,581	13,283
Other current assets	4,212	1,113
Total current assets	291,598	287,236
Equipment and leasehold improvements, net	18,045	15,130
Goodwill	845,734	541,480
Other intangible assets, net	264,593	202,878
Deferred contract costs, non-current	29,842	22,202
Other assets	30,608	5,359
Total assets	$1,480,420	$1,074,285

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,306	$6,967
Accrued liabilities	54,022	31,916
Income taxes payable	167	713
Deferred revenues	223,031	160,002
Total current liabilities	286,526	199,598
Deferred revenues, non-current	59,097	45,507
Deferred tax liability, net	8,700	5,087
Convertible senior notes, net	362,031	—
Other liabilities	25,640	13,079
Total liabilities	741,994	263,271
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	119	117
Additional paid-in capital	913,581	903,116
Accumulated other comprehensive loss	(7,866)	—
Accumulated deficit	(167,408)	(92,219)
Total stockholders’ equity	738,426	811,014
Total liabilities and stockholders’ equity	$1,480,420	$1,074,285

Jamf Holding Corp.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Revenue:
Subscription	$98,343	$70,441	$344,243	$248,879
Services	4,107	3,903	16,122	14,519
License	1,352	1,923	6,023	5,734
Total revenue	103,802	76,267	366,388	269,132
Cost of revenue:
Cost of subscription(1)(2)(3)(4) (exclusive of amortization expense shown below)	19,235	11,509	63,441	39,529
Cost of services(1)(2)(3) (exclusive of amortization expense shown below)	2,871	2,979	10,898	10,726
Amortization expense	5,183	2,719	16,018	10,753
Total cost of revenue	27,289	17,207	90,357	61,008
Gross profit	76,513	59,060	276,031	208,124
Operating expenses:
Sales and marketing(1)(2)(3)(4)	44,552	31,327	148,192	98,885
Research and development(1)(2)(3)(4)	24,104	15,169	82,541	52,513
General and administrative(1)(2)(3)(4)	26,918	20,015	96,206	51,603
Amortization expense	7,019	5,634	25,294	22,575
Total operating expenses	102,593	72,145	352,233	225,576
Loss from operations	(26,080)	(13,085)	(76,202)	(17,452)
Interest expense, net	(870)	(66)	(2,478)	(10,741)
Loss on extinguishment of debt	—	—	(449)	(5,213)
Foreign currency transaction loss	(54)	(251)	(849)	(722)
Other income, net	—	—	—	91
Loss before income tax benefit	(27,004)	(13,402)	(79,978)	(34,037)
Income tax benefit	3,254	5,038	4,789	9,955
Net loss	$(23,750)	$(8,364)	$(75,189)	$(24,082)
Net loss per share, basic and diluted	$(0.20)	$(0.07)	$(0.64)	$(0.22)
Weighted‑average shares used to compute net loss per share, basic and diluted	119,145,856	116,647,340	118,276,462	108,908,597
(1) Includes stock-based compensation as follows:

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Cost of revenue:
Subscription	$1,371	$342	$3,755	$732
Services	213	77	594	139
Sales and marketing	4,175	851	10,938	1,748
Research and development	3,436	712	10,512	1,533
General and administrative	3,836	858	10,006	2,591
	$13,031	$2,840	$35,805	$6,743

(2) Includes payroll taxes related to stock-based compensation as follows:

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Cost of revenue:
Subscription	$10	$—	$122	$—
Services	2	—	24	—
Sales and marketing	15	—	431	—
Research and development	44	—	335	—
General and administrative	114	—	615	—
	$185	$—	$1,527	$—
(3) Includes depreciation expense as follows:

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Cost of revenue:
Subscription	$320	$249	$1,134	$985
Services	45	51	169	207
Sales and marketing	636	514	2,342	1,966
Research and development	354	284	1,277	1,149
General and administrative	263	428	835	876
	$1,618	$1,526	$5,757	$5,183
(4) Includes acquisition-related expense as follows:

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Cost of revenue:
Subscription	$71	$—	$88	$—
Sales and marketing	146	—	180	—
Research and development	498	—	1,088	—
General and administrative	889	872	5,032	5,200
	$1,604	$872	$6,388	$5,200
General and administrative also includes acquisition-related earnout of $1.2 million and $2.1 million for the three months ended December 31, 2021 and 2020, respectively, and $6.0 million and $(1.0) million for the years ended December 31, 2021 and 2020, respectively. The acquisition-related earnout was an expense for the year ended December 31, 2021 compared to a benefit for the year ended December 31, 2020 reflecting the change in fair value of the Digita acquisition contingent liability due to growth in sales of our Jamf Protect product. General and administrative also includes the full settlement of a $5.0 million legal-related matter for the year ended December 31, 2021.

Jamf Holding Corp.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Years Ended December 31,
	2021	2020
Cash flows from operating activities
Net loss	$(75,189)	$(24,082)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization expense	47,069	38,511
Amortization of deferred contract costs	12,534	7,953
Amortization of debt issuance costs	1,251	773
Non-cash lease expense	4,994	—
Provision for credit losses and returns	37	1,024
Loss on extinguishment of debt	449	5,213
Share‑based compensation	35,805	6,743
Deferred tax benefit	(5,644)	(10,318)
Adjustment to contingent consideration	6,037	(1,000)
Other	1,419	(490)
Changes in operating assets and liabilities:
Trade accounts receivable	(6,521)	(23,112)
Income tax receivable/payable	(611)	(766)
Prepaid expenses and other assets	(9,265)	(3,620)
Deferred contract costs	(24,795)	(20,398)
Accounts payable	2,069	4,026
Accrued liabilities	4,345	5,501
Deferred revenue	71,216	64,945
Other liabilities	(35)	1,898
Net cash provided by operating activities	65,165	52,801
Cash flows from investing activities
Acquisitions, net of cash acquired	(352,711)	(2,512)
Payment of deferred consideration	(25,000)	—
Purchases of equipment and leasehold improvements	(9,755)	(4,368)
Proceeds from sale of equipment and leasehold improvements	48	4
Net cash used in investing activities	(387,418)	(6,876)
Cash flows from financing activities
Proceeds from convertible senior notes	373,750	—
Proceeds from bank borrowings	250,000	—
Payment of bank borrowings	(250,000)	(205,000)
Payment for purchase of capped calls	(36,030)	—
Debt issuance costs	(13,134)	(1,264)
Payment of debt extinguishment costs	—	(2,050)
Proceeds from initial public offering, net of underwriting discounts and commissions	—	326,316
Cash paid for offering costs	(543)	(7,256)
Proceeds from private placement	—	2,233
Cash paid for contingent consideration	(4,206)	—
Payment of deferred consideration	(25,000)	—
Proceeds from the exercise of stock options	10,691	2,985
Net cash provided by financing activities	305,528	115,964
Effect of exchange rate changes on cash and cash equivalents	(993)	604
Net (decrease) increase in cash and cash equivalents	(17,718)	162,493
Cash and cash equivalents, beginning of period	194,868	32,375
Cash and cash equivalents, end of period	$177,150	$194,868

Jamf Holding Corp.
Supplemental Financial Information
Disaggregated Revenues
(in thousands)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
SaaS subscription and support and maintenance	$91,278	$63,376	$313,950	$223,655
On‑premise subscription	7,065	7,065	30,293	25,224
Subscription revenue	98,343	70,441	344,243	248,879
Professional services	4,107	3,903	16,122	14,519
Perpetual licenses	1,352	1,923	6,023	5,734
Non‑subscription revenue	5,459	5,826	22,145	20,253
Total revenue	$103,802	$76,267	$366,388	$269,132

Jamf Holding Corp.
Supplemental Financial Information
Reconciliation of GAAP to non-GAAP Financial Data
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Operating expenses	$102,593	$72,145	$352,233	$225,576
Amortization expense	(7,019)	(5,634)	(25,294)	(22,575)
Stock-based compensation	(11,447)	(2,421)	(31,456)	(5,872)
Acquisition-related expense	(1,533)	(872)	(6,300)	(5,200)
Acquisition-related earnout	(1,200)	(2,100)	(6,037)	1,000
Offering costs	—	(670)	(594)	(670)
Payroll taxes related to stock-based compensation	(173)	—	(1,381)	—
Legal settlement	(800)	—	(5,000)	—
Non-GAAP Operating Expenses	$80,421	$60,448	$276,171	$192,259

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Gross profit	$76,513	$59,060	$276,031	$208,124
Amortization expense	5,183	2,719	16,018	10,753
Stock-based compensation	1,584	419	4,349	871
Acquisition-related expense	71	—	88	—
Payroll taxes related to stock-based compensation	12	—	146	—
Non-GAAP Gross Profit	$83,363	$62,198	$296,632	$219,748
Non-GAAP Gross Profit Margin	80%	82%	81%	82%

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Operating loss	$(26,080)	$(13,085)	$(76,202)	$(17,452)
Amortization expense	12,202	8,353	41,312	33,328
Stock-based compensation	13,031	2,840	35,805	6,743
Acquisition-related expense	1,604	872	6,388	5,200
Acquisition-related earnout	1,200	2,100	6,037	(1,000)
Offering costs	—	670	594	670
Payroll taxes related to stock-based compensation	185	—	1,527	—
Legal settlement	800	—	5,000	—
Non-GAAP Operating Income	$2,942	$1,750	$20,461	$27,489
Non-GAAP Operating Income Margin	3%	2%	6%	10%

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Net loss	$(23,750)	$(8,364)	$(75,189)	$(24,082)
Amortization expense	12,202	8,353	41,312	33,328
Stock-based compensation	13,031	2,840	35,805	6,743
Foreign currency transaction loss	54	251	849	722
Loss on extinguishment of debt	—	—	449	5,213
Amortization of debt issuance costs	678	—	1,002	—
Acquisition-related expense	1,604	872	6,388	5,200
Acquisition-related earnout	1,200	2,100	6,037	(1,000)
Offering costs	—	670	594	670
Payroll taxes related to stock-based compensation	185	—	1,527	—
Legal settlement	800	—	5,000	—
Discrete tax items	(1,591)	(2,213)	(1,655)	(3,879)
Benefit for income taxes(1)	(1,836)	(3,192)	(3,361)	(9,662)
Non-GAAP Net Income	$2,577	$1,317	$18,758	$13,253
Net loss per share:
Basic	$(0.20)	$(0.07)	$(0.64)	$(0.22)
Diluted	$(0.20)	$(0.07)	$(0.64)	$(0.22)
Weighted‑average shares used in computing net loss per share:
Basic	119,145,856	116,647,340	118,276,462	108,908,597
Diluted	119,145,856	116,647,340	118,276,462	108,908,597
Non-GAAP Net Income per Share:
Basic	$0.02	$0.01	$0.16	$0.12
Diluted	$0.02	$0.01	$0.15	$0.12
Weighted-average shares used in computing Non-GAAP Net Income per Share:
Basic	119,145,856	116,647,340	118,276,462	108,908,597
Diluted	129,512,412	120,069,893	123,105,959	111,868,920
(1) For the year ended December 31, 2021, our annual effective tax rate was materially different from our statutory rate due to changes in the domestic valuation allowance. Therefore, we used a tax rate of 6.2% for the fourth quarter of fiscal 2021, which reflects the annual effective tax rate catch-up for the first through third quarters due to the impact of the Wandera acquisition, resulting in a tax rate of 6.0% for the year ended December 31, 2021. For the years ended December 31, 2020 and 2019, we used our annual effective tax rates, which were not materially different from the statutory rates.

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Net cash provided by operating activities	$338	$19,702	$65,165	$52,801
Add:
Cash paid for interest	23	2	967	12,649
Cash paid for acquisition-related expense	1,154	1,900	5,039	5,200
Cash paid for legal settlement	5,000	—	5,000	—
Less:
Purchases of equipment and leasehold improvements	(2,494)	(2,532)	(9,755)	(4,368)
Unlevered free cash flow	$4,021	$19,072	$66,416	$66,282
Unlevered free cash flow margin	4%	25%	18%	25%